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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of Neff Rental LLC and Neff Finance Corp. of our report dated March 9, 2005, except for Note 14, as to which the date is January 3, 2006 relating to the consolidated financial statements of Neff Corp. and Subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  KAUFMAN, ROSSIN & CO.

Kaufman, Rossin & Co.
Miami, Florida
January 3, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM